SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2009

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2009, Rubio’s Restaurants, Inc. (the “Company”) entered into a Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement (collectively, the “Amended Agreements”) with each of Rosewood Capital, L.P. (“Rosewood”) and the Ralph Rubio and Dione Rubio Family Trust (the “Rubio Family Trust”).  Mr. Rubio serves as chairman of the Company’s board of directors.  Mr. Kyle A. Anderson, one of the Company’s directors, is the managing director of Rosewood Associates L.P., the general partner of Rosewood.  The Amended Agreements amend the registration rights originally granted to Rosewood and the Rubio Family Trust under an Amended and Restated Investors’ Rights Agreement, which was executed in 1997 in connection with private financings the Company completed prior to its initial public offering.  The Amended and Restated Investors’ Rights Agreement was previously amended in December 1997, May 1998, March 2004, July 2005, May 2007 and September 2008 (collectively, the “Existing Agreement”).

Under the Amended Agreements, the Company agreed to extend the time period in which Rosewood and the Rubio Family Trust may exercise their registration rights under the Existing Agreement from December 30, 2010 to December 30, 2011 subject to extension on a day-for-day basis for any deferral period the Company imposes under the terms of the Existing Agreement.  In consideration for this extension, Rosewood and the Rubio Family Trust each agreed not to submit a request under the Existing Agreement to register their common stock until December 31, 2009.

In compliance with its policy regarding related party transactions, the Company’s audit committee evaluated the Amended Agreements and determined that entering into the Amended Agreements would be in the best interests of the Company and its stockholders.  Following the recommendation of the audit committee, the Company’s board of directors evaluated the Amended Agreements in executive session without the participation of Mr. Rubio and Mr. Anderson.  After this evaluation, the Company’s board of directors approved the Amended Agreements and determined that entering into the Amended Agreements would be in the best interests of the Company and its stockholders.  Mr. Rubio and Mr. Anderson abstained from the vote by the board of directors.

Item 2.02	Results of Operations and Financial Condition.

On August 3, 2009, the Company issued a press release announcing its financial results for the second quarter of fiscal 2009 ended June 28, 2009.  A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, this information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Board approved an amendment (the “Amendment”) to the Company’s 2008 Equity Incentive Plan (the “Plan”).  Under the terms of the Plan, the number of shares available for sale or issuance under the Plan automatically increases on the first trading day of January each calendar year during the term of the Plan, by an amount equal to three percent (3%) of the total number of shares outstanding on the last trading day in December of the immediately preceding calendar year, subject to a maximum increase of 450,000 shares.  The Amendment suspends the automatic increase for the 2010 and 2011 calendar years.  In addition, the Amendment limits the total number of full value awards (including restricted stock units and other stock awards settled in shares) that may be issued under the Plan to twenty-five percent (25%) of the total number of shares authorized for issuance under the Plan.

All other terms and conditions of the Plan will remain in full force and effect.  The Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement, dated July 29, 2009, between Rubio’s Restaurants, Inc. and Rosewood Capital, L.P.
10.2	Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement, dated July 29, 2009, between Rubio’s Restaurants, Inc. and Ralph Rubio.
10.3	Amendment to 2008 Equity Incentive Plan
99.1	Press Release, dated August 3, 2009, announcing financial results for the second quarter of fiscal 2009 ended June 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 3, 2009

RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Henigman
Frank Henigman, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement, dated July 29, 2009, between Rubio’s Restaurants, Inc. and Rosewood Capital, L.P.
10.2	Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement, dated July 29, 2009, between Rubio’s Restaurants, Inc. and Ralph Rubio.
10.3	Amendment to 2008 Equity Incentive Plan
99.1	Press Release, dated August 3, 2009, announcing financial results for the second quarter of fiscal 2009 ended June 28, 2009.